  SEC File No. 333-151085, as filed on August 20, 2009

UNITED STATES  SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A-7
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRATER MOUNTAIN RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

1000
(Primary Standard Industrial Classification Code Number)

20-8837756
(IRS Employer Identification No.)

4666 Mission Avenue, Suite 1
San Diego, CA 92116
Telephone (619) 819-7595
Facsimile (619) 839-3177
(Address and telephone number of registrant’s principal executive offices)

Law Office of Michael M. Kessler, P.C.
3436 American River Drive, Suite 11
Sacramento, CA  95864
Telephone (916) 239-4000
Facsimile (916) 239-4008
 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated  filer or a smaller reporting company:
                                                                        Large accelerated filer [ ]           Accelerated Filer [ ]                  Non-accelerated filer   [ ]       Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of
to be registered	regisetred	offering price per share (2)	aggregate offering price (3)	registration fee (1)

Common stock	4,000,000 Shares	$0.50	$2,000,000	$78.60

(1)	This is an initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $.001 per share.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(3)           Our officers and directors intend to offer the shares to friends, family members and business acqaintances; we do not intend to engage the services of an underwriter to sell any of the shares. This will be an "all-or-none" offering, which means we will need to sell all of the shares before we can use any of the proceeds. We intend to establish a separate bank account, where all proceeds from sales of shares will be deposited until the offering is sold out and the total offering amount of  $2,000,000 is raised, at which time the funds will be transferred to our business account for use in our proposed business operations. In the event we do not sell all of the shares and raise all of the proceeds before the expiration date of the offering, all monies collected will be returned promptly to the subscribers, without deductions or interest.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

PROSPECTUS
Crater Mountain Resources, Inc.
4,000,000 Shares of Common Stock
$0.50 per share
-----------------------------------------------------------------------------

This is the initial offering of common stock of Crater Mountain Resources, Inc.  No public market currently exists for our securities or the shares being offered. We are offering for sale a total of 4,000,000 shares of common stock on a "self-underwritten" basis, which means the shares will be offered and sold by our officers and directors, without any commissions being paid to them for any shares sold.. We do not intend to engage the services of an underwriter to sell any of the shares and there is no guarantee we will be able to sell all of the shares being offered. The shares are being offered at a fixed price of $0.50 per share for a period not to exceed 180 days from the date of this Prospectus. There is no minimum number of shares required to be purchased.  The offering will be  an "all-or-none" offering, we will need to sell all of the shares before we can use any of the proceeds. We intend to establish a separate bank account, where all proceeds from sales of shares will be deposited until the offering is sold out and the total offering amount of  $2,000,000 is raised, at which time the funds will be transferred to our business account for use in our proposed business operations. In the event we do not sell all of the shares and raise all of the proceeds before the expiration date of the offering, all monies collected will be returned promptly to the subscribers, without deductions or interest.

Crater Mountain Resources, Inc., is an exploration stage, start-up company and currently has no operations.  Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 6.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Offering Price Per Share	Total Amount of Offering	Underwriting Commissions	Procees to us

Common Stock	$0.50	$2,000,000	$0.00	$2,000,000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated______________________________, 2009

Status of Any Publicly Announced New Products	19

Competition	19

Government and Industry Regulation	19

Environmental Laws	20

Employees and Employment Agreements	20

DESCRIPTION OF PROPERTY	20

LEGAL PROCEEDINGS	20

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	20

FINANCIAL STATEMENTS	22

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	22

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES	29

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	29

EXECUTIVE COMPENSATION	30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	34

INDEMNIFICATION	34

AVAILABLE INFORMATION	35

CRATER MOUNTAIN RESOURCES, INC.
4666 MISSION AVENUE SUITE 1
SAN DIEGO, CALIFORNIA 92116

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” “Crater,” and “the Company” are to Crater Mountain Resources, Inc.

General Information about Our Company

Crater Mountain Resources, Inc. was incorporated in the State of Nevada on April 20, 2007. We were formed for the purpose of exploration and mining of precious metals, specifically gold, in Papua New Guinea.

We are an exploration stage company and have not yet opened for business or generated any revenues. Our limited start-up operations have consisted of the formation of our business plan and identification of our target market. Per our business plan we anticipate sales to begin in the fourth quarter of 2009. Currently our President devotes approximately 30 hours a week to the company.  We will require the funds from this offering in order to fully implement our business plan as discussed in the “Plan of Operation” section of this prospectus.  We have been issued a going concern opinion from our auditors and our only asset is our cash balance of $3,040 as of June 30, 2009 and March 31, 2009.

Our administrative offices are currently located at 4666 Mission Blvd, Suite 1, San Diego, California, for which we pay zero per month in rent which is contributed by one of our shareholders. We plan to use these offices until we require larger space.  Our registered statutory office is located at 2620 Regatta Dr. Suite 102, Las Vegas, NV. Our fiscal year end is June.

The Offering

Following is a brief summary of this offering.  Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:	4,000,000 shares of common stock, par value $.001.

Offering Price per Share:                                                                     $0.50

Offering Period:                                                                                    The shares are being offered for a period not to exceed 180 days.
Net Proceeds to Our Company:                                                         $2,000,000

Use of Proceeds:                                                                                  We intend to use the proceeds to expand our business operations.
Number of Shares Outstanding
Before the Offering:                                                                             30,000,000

Number of Shares Outstanding
After the Offering:                                                                                34,000,000

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

Roger Renken, the President, Secretary and Treasurer and Chairman of the Board of Directors of the company, currently devotes approximately 30 hours per week to company matters.  He does not have any public company experience and is involved in other business activities.  The company’s needs could exceed the amount of time or level of experience he may have.  This could result in his inability to properly manage company affairs, resulting in our remaining a start-up company with no revenues or profits.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is estimated to be in the fourth quarter of 2009.  Until that time the responsibility of developing the company’s business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Roger Renken.  While he has business experience including management and accounting, he does not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

Since we are an exploration stage company, have generated no revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

Our company was incorporated in the State of Nevada; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

We do not yet have any substantial assets and are totally dependent upon the proceeds of this offering to fully fund our business. If we do not sell all of the shares in this offering and receive all of the proceeds, we will have to seek alternative financing to complete our business plans or abandon them.

The only cash currently available is the balance of cash paid by Magellan Global Fund, LP for the acquisition of their shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

We cannot predict when or if we will produce revenues, which could result in a total loss of your investment if we are unsuccessful in our business plans.

We have not yet sold any product and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

Our continued operations depend on our ability to recover precious metals, process them, and successfully sell them for more than the cost of production.

The success of this process depends on the market prices of metals in relation to our costs of production. We may not always be able to generate a profit on the sale of gold or other minerals because we can only maintain a level of control over our costs and have no ability to control market prices. The total cash costs of production at any location are frequently subject to great variation from year to year as a result of a number of factors, such as the changing composition of ore grade or mineralized material production and metallurgy and exploration activities in response to the physical shape and location of the ore body or deposit. In addition, costs are affected by the price of commodities, such as fuel and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in production costs or a decrease in the price of gold or other minerals could adversely affect our ability to earn a profit on the sale of gold or other minerals, which would result in a failure of our business and a loss of any investment you make in our shares.

The use of hedging instruments may not prevent losses being realized on subsequent price decreases or may prevent gains being realized from subsequent price increases.

We may from time to time sell some future production of gold pursuant to hedge positions. If the gold price rises above the price at which future production has been committed under these hedge instruments, we will have an opportunity loss. However, if the gold price falls below that committed price, our revenues will be protected to the extent of such committed production. In addition, we may experience losses if a hedge counterparty defaults under a contract when the contract price exceeds the gold price. As of the date of filing of this report, we have no open hedge positions.

Since our business consists of exploring for or acquiring gold prospects, the drop in the price of gold will negatively affect our asset values, cash flows, potential revenues and profits.

We plan to pursue opportunities to acquire properties with gold mineralized material or reserves with exploration potential. The price that we pay to acquire these properties will be influenced, in large part, by the price of gold at the time of the acquisition. Our potential future revenues are expected to be derived from the production and sale of gold from these properties or from the sale of some of these properties. The value of any gold reserves and other mineralized material, and the value of any potential mineral production therefrom, will vary in direct proportion to variations in those mineral prices. The price of gold has fluctuated widely as a result of numerous factors beyond our control. The effect of these factors on the price of gold, and therefore the economic viability of any of our projects, cannot accurately be predicted. Any drop in the price of gold would negatively affect our asset values, cash flows, and potential revenues and profits.

We compete with other mineral exploration and mining companies.

We compete with other mineral exploration and mining companies or individuals, including large, established mining companies with substantial capabilities and financial resources, to acquire rights to mineral properties containing gold and other minerals. There is a limited supply of desirable mineral lands available for claim staking, lease, or other acquisition. There can be no assurance that we will be able to acquire mineral properties against competitors with substantially greater financial resources than we have.

The loss of the services of Mr. Renken could severely impact our business operations and future development of our mining operations, which could result in a loss of revenues and your ability to ever sell any shares you purchase in this offering.

Our performance is substantially dependent upon the professional expertise of our President, Roger Renken. Mr. Renken has extensive contacts and experience in the gold exploration and natural resource industry and we are dependent on his abilities to develop and market our business. If he were unable to perform his services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop and market our product. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

We are subject to the many risks of doing business internationally, including but not limited to the difficulty of enforcing liabilities in foreign jurisdictions.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. In addition, we are registered as a foreign corporation doing business in Papua New Guinea and are subject to the local laws of Papua New Guinea governing investors’ ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws. Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Papua New Guinea courts having jurisdiction without reexamination of the merits of the case.

We do business in a country that is subject to a high degree of political risk and may be subject to terrorist acts.

Papua New Guinea is a country subject to a relatively high degree of political risk. In February 1995, for example, EFIC of the Commonwealth of Australia downgraded Papua New Guinea to the "D" political risk category, which is its category of highest risk. Our entitlement to potential properties located in Papua New Guinea is subject to political, economic and other uncertainties, including the risk of civil rebellion, expropriation, nationalization, renegotiation or nullification of existing contracts, mining licenses and permits or other agreements, changes in laws or taxation policies, currency exchange restrictions, changing political conditions and international monetary fluctuation. Future Papua New Guinea Government actions concerning the economy or the operation and regulation of nationally important facilities such as mines could have a significant effect on our prospective properties. No assurances can be given that we or any future properties will not be adversely affected by future developments in Papua New Guinea.

Because we operate in a foreign country, our business is subject to foreign currency fluctuations and risks which could severely impact our revenues and results of operations.

A portion of our business will be conducted in a currency other than the U.S. Dollar, however, the Papua New Guinea Kina has traded in a fairly narrow range over the past several years, so we currently only have limited exposure to exchange rate fluctuations. At some point in the future, the exchange rate could fluctuate substantially more which would cause us exposure to exchange rate risk, as our profits would then be subject to exchange rate fluctuations. Any broad-based regional currency crisis - possibly caused by a revaluation of the Papua New Guinea Kina-could cause a major shift in the exchange rate, as could a dramatic collapse of the U.S. dollar.  If in the future, there are much wider fluctuations in the exchange rate, we may attempt to reduce our transaction and translation gains and losses associated with converting foreign currency into U.S. Dollars by entering into foreign exchange forward contracts to hedge certain transaction and translation exposures. Terrorism is a threat throughout the world. Attacks can happen without warning any time and in any place in the world. Statements by international terrorist groups have called for attacks against Western interest in various regions around the world. We continue to receive reports that terrorists are planning attacks including against places frequented by foreigners.  Papua New Guinea condemns, in the strongest possible terms, all actions of terrorism and will cooperate and assist each other in the fight against terrorism, in order to secure and facilitate trade and investment liberalization, and economic growth in the region.

Resource exploration and development is a speculative business and involves a high degree of risk.

Resource exploration and development is a speculative business and involves a high degree of risk. The marketability of natural resources, which may be acquired or discovered by the Issuer, will be affected by numerous factors beyond our control. These factors include, but are not limited to, market fluctuations, the proximity and capacity of natural resource markets, and processing equipment and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. Hazards such as unusual or unexpected mineral formations and other conditions are involved.  We may become subject to liability for pollution or other environmental contamination, cave-ins or hazards against which it cannot insure or against which it may elect not to insure. The payment of such liabilities could have a material, adverse effect on our financial position. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital. None of our prospective properties have a proven commercial body of ore and the programs being conducted on such properties and intended to be conducted in the future constitute feasibility studies on defined mineralization and exploratory searches for mineral resources. While the rewards to an investor can be substantial if an economically viable discovery is made, few properties which are explored are ultimately developed into producing mines. If our exploration programs are not successful, investors in our securities may lose their investments.

The development and operation of our mining projects involve numerous uncertainties

Mine development projects, including our planned projects, typically require a number of years and significant expenditures during the exploration stage before production is possible.

Development projects are subject to the completion of successful feasibility studies, issuance of necessary governmental permits and receipt of adequate financing. The economic feasibility of development projects is based on many factors such as:

·	estimation of reserves;

·	anticipated metallurgical recoveries;

·	future mineral prices; and

·	anticipated capital and operating costs of such projects.

Estimates of proven and probable reserves and operating costs determined in feasibility studies are based on geologic and engineering analyses.

Any of the following events, among others, could affect the profitability or economic feasibility of a project:

·	unanticipated changes in grade and tonnage of ore to be mined and processed;

·	unanticipated adverse geotechnical conditions;

·	incorrect data on which engineering assumptions are made;

·	costs of constructing and operating a mine in a specific environment;

·	availability and cost of processing and refining facilities;

·	availability of economic sources of power;

·	adequacy of water supply;

·	adequate access to the site;

·	unanticipated transportation costs;

·
government regulations (including regulations relating to prices, royalties, duties, taxes, restrictions on production, quotas on exportation of minerals, as well as the costs of protection of the environment and agricultural lands);

·	fluctuations in mineral prices; and

·	accidents, labor actions and force majeure events.

Any of the above referenced events may necessitate significant capital outlays or delays, may materially and adversely affect the economics of a given property, or may cause material changes or delays in our intended exploration, development and production activities. Any of these results could force us to curtail or cease our business operations.

Estimates of mineral reserves and of mineralized material are inherently forward-looking statements, subject to error, which could force us to curtail or cease our business operations

Estimates of mineral reserves and of mineralized material are inherently forward-looking statements subject to error. Although estimates of proven and probable reserves are made based on a high degree of assurance in the estimates at the time the estimates are made, unforeseen events and uncontrollable factors can have significant adverse impacts on the estimates. Actual conditions will inherently differ from estimates. The unforeseen adverse events and uncontrollable factors include: geologic uncertainties including inherent sample variability, metal price fluctuations, fuel price increases, variations in mining and processing parameters, and adverse changes in environmental or mining laws and regulations. The timing and effects of variances from estimated values cannot be predicted.

·
Geologic Uncertainty and Inherent Variability: Although the estimated reserves and additional mineralized material have been delineated with appropriately spaced drilling to provide a high degree of assurance in the continuity of the mineralization, there is inherent variability between duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. There may also be unknown geologic details that have not been identified or correctly appreciated at the current level of delineation. This results in uncertainties that cannot be reasonably eliminated from the estimation process. Some of the resulting variances can have a positive effect and others can have a negative effect on mining operations. Acceptance of these uncertainties is part of any mining operation.

·
Metal Price Variability: The prices for gold, silver, and copper fluctuate in response to many factors beyond anyone's ability to predict. The prices used in making the reserve estimates are disclosed and differ from daily prices quoted in the news media. The percentage change in the price of a metal cannot be directly related to the estimated reserve quantities, which are affected by a number of additional factors. For example, a ten percent (10%) change in price may have little impact on the estimated reserve quantities and affect only the resultant positive cash flow, or it may result in a significant change in the amount of reserves. Because mining occurs over a number of years, it may be prudent to continue mining for some period during which cash flows are temporarily negative for a variety of reasons including a belief that the low price is temporary and/or the greater expense incurred in closing a property permanently.

·
Fuel Price Variability: The cost of fuel can be a major variable in the cost of mining; one that is not necessarily included in the contract mining prices obtained from mining contractors but is passed on to the overall cost of operation. Future fuel prices and their impact are difficult to predict, but could force us to curtail or cease our business operations.

·
Variations in Mining and Processing Parameters: The parameters used in estimating mining and processing efficiency are based on testing and experience with previous operations at the properties or on operations at similar properties. While the parameters used have a reasonable basis, various unforeseen conditions can occur that may materially affect the estimates. In particular, past operations indicate that care must be taken to ensure that proper ore grade control is employed and that proper steps are taken to ensure that the leaching operations are executed as planned. The mining contracts for the mines include clauses addressing these issues to help ensure planned requirements are met. Nevertheless, unforeseen difficulties may occur in planned operations, which would force us to curtail or cease our business operations.

·
Changes in Environmental and Mining Laws and Regulations: The Company believes that it currently complies with existing environmental and mining laws and regulations affecting its operations. The reserve estimates contain cost estimates based on requirements compliance with current laws and regulations. While there are no currently known proposed changes in these laws or regulations, significant changes have affected past operations and additional changes may occur in the future.

The price of gold is highly volatile and a decrease in the price of gold can have a material adverse effect on our business

The profitability of gold mining operations is directly related to the market prices of gold. The market prices of gold can fluctuate significantly and is affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions. Price fluctuations of gold from the time development of a mine is undertaken and the time production can commence can significantly affect the profitability of a mine.

Accordingly, we may begin to develop one or more of our mines at a time when the price of gold makes such exploration economically feasible and, subsequently, incur losses because the price of gold decreases.

Adverse fluctuations of the market prices of gold may force us to curtail or cease our business operations.

Mining risks and insurance could have an adverse effect on our profitability

The business of mining for gold and other metals is generally subject to a number of risks and hazards including environmental hazards, industrial accidents, labor disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. At the present time, we do not intend to obtain insurance coverage and even if we were to do so, no assurance can be given that such insurance will continue to be available or that it will be available at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations. Mining operations will be subject to risks normally encountered in the mining business.

RISKS ASSOCIATED WITH THIS OFFERING:

The trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.”   The effective result being fewer purchasers qualified by their brokers to purchase our shares, and therefore a less liquid market for our investors to sell their shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans and you would receive a return of your entire investment.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. We will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that we will be able to sell any of the shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB).  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Crater Mountain Resources, Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.  In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired its shares at a cost of $.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.50 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.059 per share, $.441 less than what you paid for them.

All proceeds from the offering will be deposited into our business operating account, there is no guarantee all of the funds will be used as outlined in this prospectus.

All funds received from the sale of shares in this offering will be deposited into our business operating account. We have committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns.  This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

Our officers and directors will continue to exercise significant control over our operations, which means as a minority shareholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any shares you purchase in this offering.

After the completion of this offering, our  principal stockholder, of which our officers and directors are controlling principals, will own approximately 88% of our common stock. Due to the controlling amount of that share ownership, our officers and directors, indirectly, will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $10,000 cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $2,000,000. We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:

Proceeds to Us:	$ 2,000,000

Advertising and Marketing	100,000
Analyzing geologicals and preparing property reports	200,000
Transfer Agent and filing fees	10,000
Accounting, Auditing and Legal	15,000
Office and Administration	100,000
Working Capital	1,575,000

Total Net Proceeds	$ 2,000,000

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of June 11, 2009, the net tangible book value of our shares was $30,000 or approximately $0.001 per share, based upon 30,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $2,000,000, the net tangible book value of the 34,000,000 shares to be outstanding will be $2,000,000, or approximately $0.059 per Share.  Accordingly, the net tangible book value of the shares held by our existing stockholder(30,000,000 shares) will be increased by $0.058 per share without any additional investment on its part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.50 per Share) of $0.441 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.059 per share, reflecting an immediate reduction in the $0.50 price per share they paid for their shares.

After completion of the offering, the existing stockholder will own approximately 88% of the total number of shares then outstanding, for which it made a cash investment of $30,000, or $0.001 per Share.  Upon completion of the offering, the purchasers of the shares offered hereby will own approximately 12% of the total number of shares then outstanding, for which they will have made a cash investment of $2,000,000, or $0.50 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to June 30, 2008:

Price Paid per Share by Existing Stockholder	$0.001
Public Offering Price per Share	$0.500
Net Tangible Book Value Prior to this Offering	$0.001
Net Tangible Book Value After this Offering	$0.059
Increase in Net Tangible Book Value per Share Attributable
to cash payments from purchasers of the shares offered	$0.058
Immediate Dilution per Share to New Investors	$0.441

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

	Total Price Per Share	Number of Shares Held	Percent of Ownership	Consideration Paid

Existing Stockholder	$0.001	30,000,000	88.24%	$30,000
Investors in this Offering	$0.500	4,000,000	11.76%	$2,000,000

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officers and Director

This is a self-underwritten offering.  This Prospectus is part of a registration statement that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Roger Renken, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.
Our officer and director will not be compensated in connection with his participation by the payment of commissions or other renumeration based either directly or indirectly on transactions in securities; and

c.	Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.
Our officer and our director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The shares will be sold at the fixed price of $0.50 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the "Expiration Date").

Deposit of Offering Proceeds

This is a “best effort”, “all or none” offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $2,000,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans.  In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Crater Mountain Resources, Inc.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholder will own approximately 88% of our outstanding shares and the purchasers in this offering will own approximately 12%.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception (April 20, 2007) to the fiscal years ended June 30, 2007 and 2008, as required and included in this prospectus have been audited by De Joya Griffith & Company, LLC. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The law offices of Michael M. Kessler, Esq., 3436 American River Drive, Suite 11, Sacramento, California 95864, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

General Information

Crater Mountain Resources, Inc. was incorporated in Nevada on April 20, 2007. We are a minerals exploration company based in San Diego, California. As of June 11, 2009, we have three key projects in Papua New Guinea (PNG). We are in the start up, exploration stage and have not yet generated any revenues.

Crater Mountain Resources, Inc. has a very specific business plan that it is executing as aggressively as it can with the current funding. Our Chief Executive Officer has the experience and knowledge in the mining industry to successfully execute the business plan. We are a new company early in the implementation of our business plan and performing those tasks necessary to raise the appropriate funding to complete the plan.

As of June 11, 2009, we do not directly own any permits, we possess only a few pieces of equipment and we employ insufficient numbers of personnel necessary to actually explore and/or mine for minerals, therefore, we will be substantially dependent on the third party contractors we engage to perform such operations.

Industry Background

Our Exploration Projects

We are a natural resource company engaged in the exploration of mineral properties located in Papua New Guinea. These properties are at mine feasibility and/or in the exploration stage. We have three key projects: Gira-Aikora-Ioma, Wagi River, and Crater Mountain, in which we intend to own a majority interest.

GIRA-AIKORA-IOMA GOLD PROJECT

The Gira-Aikora-Ioma Project area is located about 55km from the mouth of the Gira River which flows northeast into Mambare Bay on the east coast of Papua.  The closest and most readily accessible population centre is Kokoda, some 55km to the south.  Alluvial gold was found in 1938 and at another location in 1961.  Field work located two broad zones shedding pan-able gold; one which generally follows the Owen Stanley Fault has been called the Western Gold Zone, and the other follows the Gira Fault called the Eastern Gold Zone.

Field work for the Western Gold Zone suggests narrow high grade zones are the source of the pan-able gold and the geochemical anomalies.  In the Eastern Gold Belt good pan-able gold was found around old alluvial and eluvial workings at the Baranuma Prospect.

WAGI RIVER GOLD PROJECT

Lufa District - In the southern part of the Wagi River property, previous stream sampling has confirmed the alluvial gold and located a possible one sq km area from which this alluvial gold may have been sourced. The float rock sampling yielded encouraging results however, investors and shareholders are cautioned that follow up exploration and potentially a third party feasibility study is required to further assess their significance.

CRATER MOUNTAIN GOLD PROJECT

The Crater Mountain Project, Papua New Guinea, Eastern Highlands Province has been demonstrated by previous explorers to have potential for developing a large epithermal gold deposit. The main defined mineralized area, which includes the Nevera Prospect, is some 12 sq km in area. Most is completely unexplored except for some surface geochemistry.  The Crater Mountain Project is Southeast of, and within the Papua New Guinea highlands geological trend which also contains the Porgera and Mt. Kare gold deposits.

Distribution Methods

We initially plan to market any minerals retrieved in normal channels associated with the industry.

Status of Any Publicly Announced Mining Opportunities

We have not publicly announced any new mining opportunities.

Competition

We expect to compete with many mining and exploration companies in identifying and acquiring claims with gold mineralization. We believe that most of our competitors have greater resources than us. We also expect to compete for qualified geological and environmental experts to assist us in our exploration of mining prospects, as well as any other consultants, employees and equipment that we may require in order to conduct our operations. We cannot give any assurances that we will be able to compete without adequate financial resources.

Government and Industry Regulation

We may be delayed by or unable to comply with government and environmental laws, rules and regulations related to our proposed operations which could severely impact our business operations. Our proposed mineral exploration programs will be subject to extensive laws, rules and regulations. Various governmental permits will be required prior to implementation of proposed exploration operations. We are not assured of receiving such permits as and when needed for operations, or at all. There is no assurance environmental or safety standards more stringent than those presently in effect may not be enacted, which could adversely affect future exploration programs. Also, the industry often finds itself in conflict with the interests of private environmental groups which often have an adverse effect on the mining industry.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations of Papua New Guinea as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

Environmental Laws

Our operations are subject to the Environmental Laws of Papua New Guinea.  Environmental laws and regulations relating to public lands are expected to be tightly enforced. We intend to explore and, when required, develop all of our properties in strict compliance with all environmental requirements applicable to the mineral processing and mining industry. We will secure all the necessary permits for exploration and, if development is warranted, will file final Plans of Operation prior to the commencement of any mining operations. We anticipate no discharge of water into any active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No significant endangered species will be disturbed. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to all legal requirements. Any portals, adits or shafts will be sealed should the property be abandoned.

It is difficult to estimate the cost of compliance with environmental laws at this time, since the full nature and extent of our proposed activities cannot be determined until we receive the proceeds of this Offering and commence our operations. At that time, we will determine what that will involve from an environmental standpoint and will begin our compliance efforts.

Employees and Employment Agreements

We currently have one employee, our executive officer, Roger Renken who currently devotes 30 hours a week to our business and is responsible for the primary operation of our business. There are no formal employment agreements between the company and our current employee.

DESCRIPTION OF PROPERTY

We do not currently own any property.  We are currently operating out of the premises located at 4666 Mission Blvd, Suite 1, San Diego California. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-  contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

-  contains a description of the broker's or dealer's duties to the customer  and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-  contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  price for the penny stock and the significance of the spread between the bid and ask price;

-  contains a toll-free telephone number for inquiries on disciplinary actions;

-  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-  contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-  the bid and offer quotations for the penny stock;

-  the compensation of the broker-dealer and its salesperson in the transaction;

-  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-  monthly account statements showing the market value of each penny  stock held in the customer's  account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officer and directors, who will offer and sell the Shares, is aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

We have appointed Stocktrans, Inc., 44 West Lancaster Ave, Ardmore, PA 19003; telephone (800) 733-1121, as the stock transfer agent for our securities.

FINANCIAL STATEMENTS

Our fiscal year end is June 30.  We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from inception on April 20, 2007 to the fiscal years ended June 30, 2007 and 2008 and the unaudited financial statements for the 9-month period from June 30, 2008 to March 31, 2009 are included in their entirety in this Prospectus.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

We have generated no revenue since inception and have incurred $22,230 in miscellaneous expenses through June 30, 2008.

The following table provides selected financial data about our company as of our fiscal years ended June 30, 2007 and 2008.  For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:	6/30/2008	6/30/2007
Cash	$11,970	$26,990
Total assets	$11,970	$26,900
Total liabilities	$-	$-
Stockholders' equity	$11,970	$26,990

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our directors have verbally agreed to advance the company funds to complete the registration process.

Assuming sale of all the Shares in this offering and receipt of all the proceeds, of which there is no guarantee, we estimate that we will use most of the funds received during the next 12 months to complete Phase I and Phase II and begin Phase III of our exploration program. We intend to subcontract these programs to companies with the crews and equipment to prospect, trench and collect mineral samples on our property. All samples will then be sent to an assay lab for analysis and a geological report will be prepared.

Limited Operating History

There is little to no historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in the shares. We are still in the organizational stages and have not yet generated or realized any revenues from operations. We cannot guarantee we will be successful in our business operations or will achieve significant levels of market acceptance for our proposed business. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our properties, possible cost overruns due to price and cost increases in services we require and the absence of an operating history. Therefore, we cannot guarantee we will be able to achieve or maintain profitable operations. Further, there is no assurance that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.

Upon successful completion of this offering, we intend to pursue our exploration activities in the following three-phase program to determine if viable mineralization exists on our property that warrants further exploration or development.

Plan of Operation

Following are the activities and cost estimates for each of our planned exploration phases:

Phase I:

Our Phase 1 program will consist of geochemical and geological follow-up of surfaces targets through auger soil sampling, hand trenching, and geological mapping. The Phase 1 program is estimated to cost approximately $250,000. We expect to complete Phase I within 12 months of completion and receipt of the proceeds from this initial stock offering.

Phase 1: Trenching, Soil Sampling, Mapping	USD$

Mobilization/Demobilization	10,000
Camp Costs	10,000
Transportation:
Helicopter Costs	40,000
Airfares	10,000
Vehicle	8,000
Consulting and Geological Personnel	30,000
Labor	20,000
Board	12,000
Geochemical Costs	20,000
Expendables	10,000
Reporting	10,000
Management	30,000
Contingency	40,000
Total Phase 1 Cost Estimate	$250,000

Upon successful completion of Phase I, a recommended Phase 2 diamond drilling program will be commenced.

Phase II:

Drilling will occur in Phase II to help define resources and potential of the property.  We do not own our own drill rigs and will, therefore, have to outsource drilling to third parties.  Recent drill estimates were quoted at $500/meter.  We currently estimate that a total of 1,000 meters of drilling will take place, with drill holes ranging from depths of 6-100 meters. The Phase II program is estimated to cost approximately $500,000.  We expect to complete Phase II approximately 12 to 18 months after compeltion of Phase I.

All in 1,000m drill program is estimated at	$500/meter
Phase II Cost Estimate	$500,000

Our total estimated costs for completion of our Phase I and II exploration program is $750,000.

Phase III:
Upon completion of Phase I and II and depending on the resources we find, if any, our Management will need to assess the merits of seeking additional financing to provide the capital we will require to implement additional exploration and/or development or seek a joint venture partner in the mining industry with experience, cash reserves and equipment to undertake any additional exploration that may be required before mine development can be considered.

Until we commence exploration activities on our property, we estimate our monthly expenses will be minimal, (less than $2,500 per month) and these monies will be used only in background data research efforts on our property and the surrounding claims and to ensure that we comply with all regulatory requirements to maintain our mineral claim.

Critical Accounting Policies

a.   Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a June 30 year-end.

b.   Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, “Earnings Per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.  SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share.  The Company has adopted the provisions of SFAS No. 128 effective April 20, 2007 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

c.   Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

d.  Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

e.   Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

New Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statement No. 133 and 140”. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.”

This Statement:

a.	Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation

b.	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133

c.
Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

d.	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives

e.
Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

The provisions of this Statement will be effective for the Company beginning with its fiscal year ending June 30, 2008. Management believes that the adoption of this Statement will not have any immediate material impact on the Company.

In March 2006, the Financial Accounting Standards Board (FASB) issued SFAS 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140”. This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.
Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations:

b.
A transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities

c.	An acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates.

2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.	Permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities:

a.
Amortization method—Amortize servicing assets or servicing liabilities in proportion to and over the period of estimated net servicing income or net servicing loss and assess servicing assets or servicing liabilities for impairment or increased obligation based on fair value at each reporting date.

b.
Fair value measurement method—Measure servicing assets or servicing liabilities at fair value at each reporting date and report changes in fair value in earnings in the period in which the changes occur.

4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS 157, “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

This Statement requires an employer that is a business entity and sponsors one or more single-employer defined benefit plans to:

a.
Recognize the funded status of a benefit plan—measured as the difference between plan assets at fair value (with limited exceptions) and the benefit obligation—in its statement of financial position. For a pension plan, the benefit obligation is the projected benefit obligation; for any other postretirement benefit plan, such as a retiree health care plan, the benefit obligation is the accumulated postretirement benefit obligation.

b.
Recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to FASB Statement No. 87, Employers’ Accounting for Pensions, or No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions. Amounts recognized in accumulated other comprehensive income, including the gains or losses, prior service costs or credits, and the transition asset or obligation remaining from the initial application of Statements 87 and 106, are adjusted as they are subsequently recognized as components of net periodic benefit cost pursuant to the recognition and amortization provisions of those Statements.

c.	Measure defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions).

d.
Disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation.

This Statement also applies to a not-for-profit organization or other entity that does not report other comprehensive income. This Statement’s reporting requirements are tailored for those entities.

This Statement amends Statement 87, FASB Statement No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, Statement 106, and FASB Statement No. 132 (revised 2003), Employers’ Disclosures about Pensions and Other Postretirement Benefits, and other related accounting literature. Upon initial application of this Statement and subsequently, an employer should continue to apply the provisions in Statements 87, 88, and 106 in measuring plan assets and benefit obligations as of the date of its statement of financial position and in determining the amount of net periodic benefit cost. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51”. A noncontrolling interest, sometimes called a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require:

•
The ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity.

•	The amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income.

•
Changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently. A parent’s ownership interest in a subsidiary changes if the parent purchases additional ownership interests in its subsidiary or if the parent sells some of its ownership interests in its subsidiary. It also changes if the subsidiary reacquires some of its ownership interests or the subsidiary issues additional ownership interests. All of those transactions are economically similar, and this Statement requires that they be accounted for similarly, as equity transactions.

•
When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment.

•	Entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.

In March 2008, the Financial Accounting Standards Board (FASB) issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”. The use and complexity of derivative instruments and hedging activities have increased significantly over the past several years. Constituents have expressed concerns that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide adequate information about how derivative and hedging activities affect an entity’s financial position, financial performance, and cash flows. Accordingly, this Statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In May 2008, the Financial Accounting Standards Board (FASB) issued SFAS 162, “The Hierarchy of Generally Accepted Accounting Principles”. This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In May 2008, the Financial Accounting Standards Board (FASB) issued SFAS 163, Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60. Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, Accounting for Contingencies. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.

This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for some disclosures about the insurance enterprise’s risk-management activities. This Statement requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period (including interim periods) beginning after issuance of this Statement. Except for those disclosures, earlier application is not permitted.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Roger Renken	52	President, Secretary, Treasurer, Chief Executive Officer
Nicholas Lahanas	38	Director
Harry Orfanos	43	Director

The persons named above have held their offices/positions since the inception of our Company and are expected to hold said offices/positions until the next annual meeting of our stockholders. These officers and directors are our only officers, directors and promoters.

Background Information about Our Officers and Directors

Roger Renken - Mr. Renken has been the President, Secretary, Treasurer and Chairman of the Board of Directors of our Company since April 20, 2007. From 1974 to 1980, when he was honorably discharged, Mr. Renken was an Electrician in the United States Navy aboard nuclear fast attack submarines. He received a Gemology Certificate from the Gemological Institute of America (GIA) in 1980 and is a certified Gemologist. From August 1987 to May 1989, Mr. Renken was a stock broker for E.F. Hutton in California. From July 2004 to June 2006, he was an institutional precious metals trader for Monex Deposit Co., a privately-held company in Newport Beach, California. Mr. Renken received an AA Degree in Ocean Engineering from Cal State Long Beach in 1987. Mr. Renken has  not been involved in any legal proceeding listed in Section 401(f) of Regulation S-K during the last  five years and has not filed bankruptcy within the last 5 years. Mr. Renken has not been engaged in any business activities required to be disclosed by Item 401 of Regulation S-K between 2006 and April 20, 2007, the date he became an officer and director of the company. Mr. Renken currently devotes approximately 10 hours per month to our business operations.

Nicholas Lahanas - Mr. Lahanas has been a director of the Company since April 20, 2007. In  September 2006, Mr. Lahanas co-founded Magellan Global Fund L.P., a private equity fund focused on investing in emerging markets. From July 2004 to August 2006, he served as an Investment Banker with CSG Capital Management, a boutique investment banking firm based in Great Neck, New York. From February 2002 to April 2004, he was Vice President of Capital Markets for Cornell Capital Partners, a New Jersey based private equity fund, where he focused primarily on the natural resource sector. Since 2005, he has served as a Director on the Board of Pacific Niugini Nuggets LLC, a privately-held alluvial mining company with principal operations in Papua New Guinea. Mr. Lahanas received a B.A. Degree in Psychology from the University of California, Berkeley in 1991. Mr. Lahanas has not been involved in any legal proceeding listed in Section 401(f) of Regulation S-K during the last five years and has not filed bankruptcy within the last 5 years. Mr. Lahanas has not been engaged in any business activities required to be disclosed by Item 401 of Regulation S-K between 2006 and April 20, 2007, the date he became an officer and director of the company.  Mr. Lahanas currently devotes approximately 10 hours per month to our business operations.

Harry Orfanos - Mr. Orfanos has been a director of the Company since April 20, 2007. In 2006, he co-founded Magellan Global Fund L.P., a private equity fund focused on investing in emerging markets. From January 2001 to December 2003, he was a Vice President of Capital Markets for Cornell Capital Partners, a New Jersey based private equity fund. From 1995 to 2000, he was a Vice President of Corporate Finance with Zanett Securities, a $100 million New York-based PIPE fund which focused on investing in small to mid-cap public companies. From October 1990 to September 1995, he was an Institutional Sales Trader with Santander Investment Securities in New York, New York. Mr. Orfanos received a B.S. in Finance from New York University in 1987. Mr. Orfanos has not been involved in any legal proceeding listed in Section 401(f) of Regulation S-K during the last five years and has not filed bankruptcy within the last 5 years. Mr. Orfanos has not been engaged in any business activities required to be disclosed by Item 401 of Regulation S-K between 2006 and April 20, 2007, the date he became an officer and director of the company.  Mr. Orfanos currently devotes approximately 10 hours per month to our business operations.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officers and directors receive no compensation for their services during the exploration stage of our business operations. They are reimbursed for any out-of-pocket expenses that they may incur on the Company’s behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity IncentivePlan Compen-sation	Change in Pension Valueand Non-qualified Deferred Compen-sation Earnings	All Other Compen-sation	Total
Roger Renken, President, Secretary, Treasurer and Director	2007	0	0	0	0	0	0	0	0

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Roger Renken	0	0	0	0	0	0	0	0	0

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Roger Renken	0	0	0	0	0	0	0
Nicholas Lahanas	0	0	0	0	0	0	0
Harry Orfanos	0	0	0	0	0	0

Option Grants.

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value.

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards.

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information and Post-Rescission Security Ownership Table set forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee.  The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Historical Stock Transactions:

 (1) The Magellan Global Fund, LP, is a Delaware Limited Partnership, formed in September 2006. The General Partner of the limited partnership is Orinda Advisors, LLC, a Delaware limited liability company and principal stockholder, of which Harry Orfanos and Niko Lahanas, officers, directors and principal stockholders of registrant, are Managing Partners. Messrs. Orfanos and Lahanas are also Managing Partners of the Magellan Global Fund, LP.

(2) Orinda Advisors, LLC, is a Delaware limited liability company, of which Harry Orfanos and Niko Lahanas, officers, directors and principal stockholders of the registrant, are Managing Partners.

 (3) On May 9, 2007, Magellan Global Fund, LP issued Roger Renken, an officer and director of registrant, 1,000,000  shares of Crater Mountain Resources, Inc. from its holdings as a gift in exchange for services he rendered to Magellan Fund, LP in helping it start up Crater Mountain Resources, Inc.

(4) On May 9, 2007, Magellan Global Fund, LP issued Harry Orfanos, a director, 7,000,000  shares of Crater Mountain Resources, Inc. from its holdings as gift in exchange for services he rendered to Magellan Fund, LP in helping it start up Crater Mountain Resources, Inc.

(5) On May 9, 2007, Magellan Global Fund, LP issued Nicholas Lahanas, a director, 7,000,000  shares of Crater Mountain Resources, Inc. from its holdings as gift in exchange for services it rendered to Magellan Fund, LP in helping it start up Crater Mountain Resources, Inc.

(6) On May 9, 2007, the Magellan Global Fund, LP issued Orinda Advisors, LLC, a related party, 8,000,000 shares of common stock for services rendered to Magellan Global Fund , LP in overseeing the startup of Crater Mountain Resources, Inc..  Orinda Advisors, LLC, is a Delaware limited liability company, of which Harry Orfanos and Niko Lahanas, officers, directors and principal stockholders of the registrant, are Managing Partners. The shares were purchased by Magellan Global Fund, LP and gifted to Orinda Advisors, LLC

All of these securities were originally issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, were issued to related parties of the registrant and bear a restrictive legend. Since then and because the Registrant was unable to provide sufficient legal argument to the Securities and Exchange Commision concerning the acquisition and subsequent distribution of shares by Magellan, the Registrant requested that Magellan rescind all of the distributions made from it.  The Registrant is now relying on Regulation D as the exemption applicable to its acquisition of shares.

On April 14, 2009 Magellan Global Fund, LP entered into a Rescission Agreement with the Company agreeing to rescind all shares given to the officer, directors and other service providers as gifts. All parties who were gifted shares have agreed to the rescission and have signed the Rescission Agreement.

Post-Rescission Security Ownership Table:
			Percentage of Ownership
	No. of Shares	No. of Shares	Before	After
Name and Address of Beneficial Owner	Before Offering	After Offering	Offering	Offering

Roger Renken	0	0	0%	0%
Harry Orfanos	0	0	0%	0%
Nicholas Lahanas	000	0	0%	0%
Magellan Global Fund	30,000,000	30,000,000	100%	88.24%
Orinda Advisors, LLC	0	0	0%	0%

All Officers and Directors as a Group	0	0	0%	0%

Future Sales by Existing Stockholders

A total of 30,000,000 shares have been issued to the existing stockholder, and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell its shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Roger Renken is the President, Secretary, and Treasurer and Chairman of the Board of Directors. We are currently operating out of offices, located at 4666 Mission Blvd, Suite 1, San Diego, California (on a rent-free basis) for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement.

On May 8, 2007, the Company issued a total of 30,000,000 shares of common stock to Magellan Global Fund, LP for cash at $0.001 per share for a total of $30,000. The Magellan Global Fund, LP, is a Delaware Limited Partnership, formed in September 2006. The General Partner of the limited partnership is Orinda Advisors, LLC, a Delaware limited liability company, of which Harry Orfanos and Niko Lahanas, officers, directors and principal stockholders of the registrant, are Managing Partners. Messrs. Orfanos and Lahanas are also Managing Partners of the Magellan Global Fund, LP.

On May 9, 2007, the Magellan Global Fund, LP issued Roger Renken 1,000,000 shares of common stock for  services he rendered to Magellan Fund in helping start up Crater Mountain Resources, Inc. The shares were purchased by Magellan Global Fund, LP and gifted to Mr. Renken.

On May 9, 2007, the Magellan Global Fund, LP issued Orinda Advisors, LLC, a related party, 8,000,000 shares of common stock for services rendered to Magellan Global Fund , LP in overseeing the startup of Crater Mountain Resources, Inc..  Orinda Advisors, LLC, is a Delaware limited liability company, of which Harry Orfanos and Niko Lahanas, officers, directors and principal stockholders of the registrant, are Managing Partners. The shares were purchased by Magellan Global Fund, LP and gifted to Orinda Advisors, LLC.

On May 9, 2007, the Magellan Global Fund, LP issued Harry Orfanos 7,000,000 shares of common stock for services rendered to Magellan Global Fund, LP in helping start up Crater Mountain Resources, Inc. The shares were purchased by Magellan Global Fund, LP and gifted to Mr. Orfanos.

On May 9, 2007, the Magellan Global Fund, LP issued Nicholas Lahanas 7,000,000 shares of common stock for services rendered to Magellan Global Fund, LP in helping start up Crater Mountain Resources, Inc.. The shares were purchased by Magellan Global Fund, LP and gifted to Mr. Lahanas.

On April 14, 2009, Magellan Global Fund, LP, Orinda Advisors, LLC, Nicholas Lahanas, Harry Orfanos and Roger Renken agreed to rescind all shares given out as gifts and entered into a Rescission Agreement, leaving Magellan Global Fund, LP as our sole stockholder.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

Dealer Prospectus Delivery Obligation

“Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

(Outside Back Cover of Prospectus)

CRATER MOUNTAIN RESOURCES, INC.

(An Exploration Stage Company)

Financial Statements
(Audited)

June 30, 2008 and 2007

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Crater Mountain Resources, Inc.
San Diego, California

We have audited the accompanying balance sheets of Crater Mountain Resources, Inc. (An Exploration Stage Company) as of June 30, 2008 and 2007, and the related statements of operations, stockholders’ equity, and cash flows for the year ended June 30, 2008 and from April 20, 2007 (inception) through June 30, 2007 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crater Mountain Resources, Inc. as of June 30, 2008 and 2007, and the results of its operations and cash flows for the year ended June 30, 2008 and from April 20, 2007 (inception) through June 30, 2007 and 2008 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  De Joya Griffith & Company, LLC
Henderson, Nevada
September 22, 2008

2580 Anthem Village Drive, Henderson, NV  89052
Telephone (702) 588-5960  ●  Facsimile (702) 588-5979

CRATER MOUNTAIN RESOURCES, INC.
(An Exploration Stage Company)
Balance Sheets
(Expressed in U.S. Dollars)
(Audited)

	June 30,	June 30,
	2008	2007
	(Audited)	(Audited)

ASSETS

CURRENT ASSETS
Cash	$ 11,970	$ 26,990

Total current assets	11,970	26,990

TOTAL ASSETS	$ 11,970	$ 26,990

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$ -	$ -

Total current liabilities	-	-

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 150,000,000
shares authorized; 30,000,000 shares issued and outstanding	30,000	30,000
Additional paid-in capital	4,200	-
Deficit accumulated during the exploration stage	(22,230)	(3,010)

Total stockholders' equity	11,970	26,990

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 11,970	$ 26,990

The accompanying notes are an integral part of these financial statements.

CRATER MOUNTAIN RESOURCES, INC.
(An Exploration Stage Company)
Statements of Operations
(Expressed in U.S. Dollars)
(Audited)

		From Inception	From Inception
	Year	(April 20, 2007)	(April 20, 2007)
	ended	through	through
	June 30,	June 30,	June 30,
	2008	2007	2008
	(Audited)	(Audited)	(Audited)

REVENUES	$ -	$ -	$ -

EXPENSES
Selling, general and administrative	19,220	3,010	22,230

Total expenses	19,220	3,010	22,230

NET LOSS	$ (19,220)	$ (3,010)	$ (22,230)

NET LOSS PER SHARE: BASIC	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING: BASIC	30,000,000	22,500,000

The accompanying notes are an integral part of these financial statements.

CRATER MOUNTAIN RESOURCES, INC.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in U.S. Dollars)
(Audited)

		From Inception	From Inception
	Year	(April 20, 2007)
	Ended	through	through
	June 30,	June 30,	June 30,
	2008	2007	2008
	(Audited)	(Audited)	(Audited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (19,220)	$ (3,010)	$ (22,230)
Adjustments to reconcile
net loss to net cash used by
from operating activities:
Contributed capital for rent	4,200	-	-

Net cash flows used in operating activities	(15,020)	(3,010)	(22,230)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	-	30,000	30,000

Net cash flows provided by financing activities	-	30,000	30,000

NET INCREASE IN CASH	(15,020)	26,990	11,970

CASH, BEGINNING OF PERIOD	26,990	-	-

CASH, END OF PERIOD	$ 11,970	$ 26,990	$ 11,970

NON-CASH ACTIVITY
Supplemental schedule of non-cash financing activities:

Contributed capital for rent expense	$ 4,200	$ -	$ 4,200

The accompanying notes are an integral part of these financial statements.

CRATER MOUNTAIN RESOURCES, INC.
(An Exploration Stage Company)
Statements of Changes in Stockholders' Deficiency
(Expressed in U.S. Dollars)
(Audited)

				Deficit
				accumulated
	Common stock		Additional	during the	Total
	Number of		paid-in	development	stockholders'
	shares	Amount	capital	stage	equity

Balance, April 20, 2007	-	$ -	$ -	$ -	$ -

Common stock issued for
cash, May 8, 2007
at $0.001 per share	30,000,000	30,000	-	-	30,000

Net loss	-	-	-	(3,010)	(3,010)

Balance, June 30, 2007	30,000,000	30,000	-	(3,010)	26,990

Contributed capital			4,200		4,200

Net loss	-	-	-	(19,220)	(19,220)

Balance, June 30, 2008	30,000,000	$ 30,000	$ 4,200	$ (22,230)	$ 11,970

The accompanying notes are an integral part of these financial statements.

CRATER MOUNTAIN RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2008 AND 2007
(AUDITED)

NOTE 1 – ORGANIZATION AND PURPOSE

Nature of Operations:

Crater Mountain Resources, Inc. (an exploration stage company) (the “Company”) was incorporated under the laws of the State of Nevada on April 20, 2007.  The principal office of the corporation is 4666 Mission Avenue, Suite 1, San Diego, CA 92116.

The business purpose of the Company is the exploration and mining of precious metals, specifically gold, in Papua New Guinea.

An Exploration Stage Company:

The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises”.  A development stage enterprise is one in which planned principal operations have not commenced; or if its operations have commenced, there have been no significant revenues derived therefrom.  As of June 30, 2008, the Company has not fully commenced nor has it received significant revenues from its planned principal operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Definition of Fiscal Year:

The Company’s fiscal year is June 30.

Going concern:

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has a deficit accumulated since inception (April 20, 2007) through June 30, 2008 of ($22,230). The Company will be dependent upon the raising of additional capital through placement of common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

CRATER MOUNTAIN RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2008 AND 2007
(AUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes:

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that we recognize in our financial statements the benefit of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 become effective as of the beginning of our 2008 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We are currently evaluating the impact that FIN 48 will have on our financial statements.

Cash and Cash Equivalents:

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased.  Cash and cash equivalents are on deposit with financial institutions without restrictions.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reported period.  Actual results could differ from these estimates.

Earnings (Loss) Per Share Calculations:

Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities.  Basic earnings (loss) per share is computed using the weighted-average number of outstanding common shares during the applicable period.  Diluted earnings per share is computed using the weighted-average number of common shares and common stock equivalent shares outstanding during the period.  Common stock equivalent shares are excluded from the computation if their effect is antidilutive.  For all periods presented, the Company has sustained losses, which would make use of equivalent shares antidilutive and, as such, the calculation has not been included.

CRATER MOUNTAIN RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2008 AND 2007
(AUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Pronouncements:

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, “Fair Value Measurements”.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair values.  This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  In February 2008, the FASB staff issued Staff Position 157-2 “Effective Date of FASB Statement No. 157.” FSP FAS 157-2 delayed the effective date of FAS 157 for non-financial assets and liabilities until the Company’s fiscal year beginning July 1, 2009. Management believes that the adoption of SFAS No. 157 will not have a material impact on the financial results of the Company.

In September 2006, the FASB issued SFAS No. 158, “Statement of Financial Accounting Standards” (“SFAS 158”) which amends SFAS No. 87, 88, 106, and 132(R).  Post application of SFAS 158, an employer should continue to apply the provisions in Statements 87, 88, and 106 in measuring plan assets and benefit obligations as of the date of its statement of financial position and in determining the amount of net periodic benefit cost.  SFAS 158 requires amounts to be recognized as the funded status of a benefit plan, that is, the difference between plan assets at fair value and the benefit obligation.  SFAS 158 further requires recognition of gains/losses and prior service costs or credits not recognized pursuant to SFAS No. 87 or SFAS No. 106.  Additionally, the measurement date is to be the date of the employer’s fiscal year-end.  Lastly, SFAS 158 requires disclosure in the financial statements effects from delayed recognition of gains/losses, prior service costs or credits, and transition assets or obligations.  SFAS No. 158 is effective for years ending after December 15, 2006 for employers with publicly traded equity securities and as of the end of the fiscal year ended after June 15, 2007 for employers without publicly traded equity securities.  The adoption of SFAS No. 158 did not have a material impact on its consolidated financial position, results of operations or cash flows.

In February 2007, the Financial Accounting Standards Board (FASB) issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115” (FAS 159).  FAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  The provisions of FAS 159 become effective as of the beginning of our 2008 fiscal year. We are currently evaluating the impact that FAS 159 will have on our financial statements.

CRATER MOUNTAIN RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2008 AND 2007
(AUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”.  SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted.  The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

NOTE 3 – STOCKHOLDERS’ EQUITY

As of June 30, 2008, 150,000,000 shares of the Company’s $0.001 par value common stock had been authorized, of which 30,000,000 were issued and outstanding.  Of the total shares outstanding, 30,000,000 were issued to the founding shareholders for cash of $30,000 or $0.001 per share.

The Company maintains its corporate office in the office of its President, for which it pays no rent.  The Company has recorded $4,200 of contributed capital as the fair value of the contributed rent space (Refer to Note 4 for additional information).

CRATER MOUNTAIN RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2008 AND 2007
(AUDITED)

NOTE 4 – INCOME TAXES

As of June 30, 2008, the Company had a federal operating loss carry forward of $4,232, which begins to expire around 2028. The provision for income taxes consisted of the following components for the years ended June 30, 2008 and 2007:

Current:		2008	2007
	Federal	$ -	$ -
	State	$ -	$ -
Deferred:		$ -	$ -

Components of net deferred tax assets, including a valuation allowance, are as follows at June 30, 2008 and 2007:

	2008	2007

Deferred tax assets:
Net operating loss carry forward	$22,230	$3,010

Total deferred tax assets	7,781	1,054
Less: valuation allowance	(7,781)	(1,054)

Net deferred tax assets	$ -	$ -

The valuation allowance for deferred tax assets as of June 30, 2008 and 2007 was $7,781 and $1,054, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would be realized as of June 30, 2008 and 2007.

Reconciliation between the statutory rate and the effective tax rate is as follows at June 30, 2008 and 2007:

	2008	2007
Federal statutory tax rate	(35.0) %	(35.0) %
Permanent difference and other	35.0%	35.0%
Effective tax rate	- %	- %

NOTE 4 – RELATED PARTY TRANSACTIONS

As of the date hereof, the Company’s officers and directors owned, or had beneficial ownership of, 28,620,000 shares of its issued and outstanding common stock, of which Magellan Global Fund, LP owns 5,620,000 shares, Orinda Advisors, LLC owns 8,000,000 shares, Harry J. Orfanos owns 7,000,000 shares, Nicholas Lahanas owns 7,000,000 shares and Roger Renken owns 1,000,000 shares, constituting 95% of the Company’s issued and outstanding common stock.

The Company maintains its corporate office in the office of its President, for which it pays no rent.  The Company has recorded $4,200 as the fair value of the contributed rent space. There are no outstanding agreements with management for administrative services to be rendered to the Company.

CRATER MOUNTAIN RESOURCES, INC.

(An Exploration Stage Company)

Financial Statements
(Unaudited)

March 31, 2009

 CRATER MOUNTAIN RESOURCES, INC.
(An Exploration Stage Company)
Balance Sheets
(Expressed in U.S. Dollars)
(Unaudited)

	March 31,	June 30,
	2009	2008
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash	$ 3,040	$ 11,970

Total current assets	3,040	11,970

TOTAL ASSETS	$ 3,040	$ 11,970

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$ 1,900	$ -

Total current liabilities	1,900	-

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 150,000,000
shares authorized; 30,000,000 shares issued and outstanding	30,000	30,000
Additional paid-in capital	6,900	4,200
Deficit accumulated during the exploration stage	(35,760)	(22,230)

Total stockholders' equity	1,140	11,970

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 3,040	$ 11,970

The accompanying notes are an integral part of these financial statements.

CRATER MOUNTAIN RESOURCES, INC.
(An Exploration Stage Company)
Statements of Operations
(Expressed in U.S. Dollars)
(Unaudited)

					From Inception
	Three months	Three months	Nine months	Nine months	(April 20, 2007)
	Ended	Ended	Ended	Ended	Through
	March 31,	March 31,	March 31,	March 31,	March 31,
	2009	2008	2009	2008	2009

REVENUES	$ -	$ -	$ -	$ -	$ -

EXPENSES
Selling, general and administrative	2,400	-	13,530	15,020	35,760

Total expenses	2,400	-	13,530	15,020	35,760

NET LOSS	(2,400)	(0.00)	$ (13,530)	$ (15,020)	$ (35,760)

NET LOSS PER SHARE: BASIC	(0.00)	(0.00)	$ (0.00)	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING: BASIC	30,000,000	30,000,000	30,000,000	30,000,000	30,000,000

The accompanying notes are an integral part of these financial statements.

CRATER MOUNTAIN RESOURCES, INC.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in U.S. Dollars)
(Unaudited)

			From Inception
	Nine months	Nine months	(April 20, 2007)
	Ended	Ended	Through
	March 31,	March 31,	March 31,
	2009	2008	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (13,530)	$ (15,020)	$ (35,760)
Adjustments to reconcile
net loss to net cash used by
from operating activities:
Contributed capital for rent	2,700	-	6,900
Increase in accounts payable	1,900	-	1,900

Net cash flows used in operating activities	(8,930)	(15,020)	(26,960)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	-	-	30,000

Net cash flows provided by financing activities	-	-	30,000

NET INCREASE IN CASH	(8,930)	(15,020)	3,040

CASH, BEGINNING OF PERIOD	11,970	26,990	-

CASH, END OF PERIOD	$ 3,040	$ 11,970	$ 3,040

The accompanying notes are an integral part of these financial statements.

CRATER MOUNTAIN RESOURCES, INC.
(An Exploration Stage Company)
Statements of Changes in Stockholders' Deficiency
(Expressed in U.S. Dollars)
(Unaudited)

				Deficit
				accumulated
	Common stock		Additional	during the	Total
	Number of		paid-in	development	stockholders'
	shares	Amount	capital	stage	equity

Balance, April 20, 2007	-	$ -	$ -	$ -	$ -

Common stock issued for
Cash, May 8, 2007
At $0.001 per share	30,000,000	30,000	-	-	30,000

Net loss	-	-	-	(3,010)	(3,010)

Balance, June 30, 2007	30,000,000	30,000	-	(3,010)	26,990

Contributed capital			4,200		4,200

Net loss	-	-	-	(19,220)	(19,220)

Balance, June 30, 2008	30,000,000	$ 30,000	$ 4,200	$ (22,230)	$ 11,970

Contributed capital			2,700		2,700

Net loss	-	-	-	(13,530)	(13,530)

Balance March 31, 2009 (unaudited)	30,000,000	$ 30,000	$ 6,900	$ (35,760)	$ 1,140

The accompanying notes are an integral part of these financial statements.

CRATER MOUNTAIN RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2009
 (UNAUDITED)

NOTE 1 – ORGANIZATION AND PURPOSE

Nature of Operations:

Crater Mountain Resources, Inc. (an exploration stage company) (the “Company”) was incorporated under the laws of the State of Nevada on April 20, 2007.  The principal office of the corporation is 4666 Mission Avenue, Suite 1, San Diego, CA 92116.

The business purpose of the Company is the exploration and mining of precious metals, specifically gold, in Papua New Guinea.

The financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of March 31, 2009 and the statement of operations, stockholders' deficit and cash flows presented herein have been included in the financial statements.

An Exploration Stage Company:

The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises”.  A development stage enterprise is one in which planned principal operations have not commenced; or if its operations have commenced, there have been no significant revenues derived therefrom.  As of March 31, 2009, the Company has not fully commenced nor has it received significant revenues from its planned principal operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Definition of Fiscal Year:

The Company’s fiscal year is June 30.

Going concern:

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has a deficit accumulated since inception (April 20, 2007) through March 31, 2009 of ($35,760). The Company will be dependent upon the raising of additional capital through placement of common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

CRATER MOUNTAIN RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2009
 (UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes:

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that we recognize in our financial statements the benefit of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 became effective as of the beginning of our 2008 fiscal year.

Cash and Cash Equivalents:

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased.  Cash and cash equivalents are on deposit with financial institutions without restrictions.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reported period.  Actual results could differ from these estimates.

Earnings (Loss) Per Share Calculations:

Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities.  Basic earnings (loss) per share is computed using the weighted-average number of outstanding common shares during the applicable period.  Diluted earnings per share is computed using the weighted-average number of common shares and common stock equivalent shares outstanding during the period.  Common stock equivalent shares are excluded from the computation if their effect is antidilutive.  For all periods presented, the Company has sustained losses, which would make use of equivalent shares antidilutive and, as such, the calculation has not been included.

Recent Pronouncements:

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, “Fair Value Measurements”.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair values.  This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  In February 2008, the FASB staff issued Staff Position 157-2 “Effective Date of FASB Statement No. 157.” FSP FAS 157-2 delayed the effective date of FAS 157 for non-financial assets and liabilities until the Company’s fiscal year beginning July 1, 2009. Management believes that the adoption of SFAS No. 157 will not have a material impact on the financial results of the Company.

In February 2007, the Financial Accounting Standards Board (FASB) issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115” (FAS 159).  FAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure

CRATER MOUNTAIN RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2009
 (UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  The provisions of FAS 159 become effective as of the beginning of our 2008 fiscal year. We are currently evaluating the impact that FAS 159 will have on our financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”.  SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted.  The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

NOTE 3 – STOCKHOLDERS’ EQUITY

As of December 31, 2008, 150,000,000 shares of the Company’s $0.001 par value common stock had been authorized, of which 30,000,000 were issued and outstanding.  Of the total shares outstanding, 30,000,000 were issued to the founding shareholders for cash of $30,000 or $0.001 per share.

The Company maintains its corporate office in the office of its President, for which it pays no rent.  The Company has recorded $6,900 of contributed capital as the fair value of the contributed rent space (Refer to Note 4 for additional information).

CRATER MOUNTAIN RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2009
 (UNAUDITED)

NOTE 4 - RELATED PARTY TRANSACTIONS

As of the date hereof, the Company’s officers and directors owned, or had beneficial ownership of, 30,000,000 shares of its issued and outstanding common stock, of which Magellan Global Fund, LP owns all 30,000,000, constituting 100% of the Company’s issued and outstanding common stock.

The Company maintains its corporate office in the office of its President, for which it pays no rent.  The Company has recorded $6,900 as the fair value of the contributed rent space. There are no outstanding agreements with management for administrative services to be rendered to the Company.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Prospectus and distributions are as follows:

Legal and Professional Fees	$ 4,500
Accounting and auditing	3,800
Transfer Agent fees	1,500
Printing of Prospectus	200

Total	$ 10,000

Item 14.   Indemnification of directors and officers.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 15.   Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities:

(1) On May 8, 2007, the Company issued a total of 30,000,000 shares of common stock to Magellan Global Fund, LP for cash at $0.001 per share for a total of $30,000. The Magellan Global Fund, LP, is a Delaware Limited Partnership, formed in September 2006. The General Partner of the limited partnership is Orinda Advisors, LLC, a Delaware limited liability company, of which Harry Orfanos and Niko Lahanas, officers, directors and principal stockholders of the registrant, are Managing Partners. Messrs. Orfanos and Lahanas are also Managing Partners of the Magellan Global Fund, LP.

(2) On May 9, 2007, the Magellan Global Fund, LP gifted 1,000,000 shares of common stock to Roger Renken , an officer and director, for services he provided to Magellan in connection with start up of the company.

(3) On May 9, 2007, the Magellan Global Fund, LP gifted 8,000,000 shares of common stock to Orinda Advisors, LLC, a related party, for services provided to Magellan in connection with start up of the company .  Orinda Advisors, LLC, is a Delaware limited liability company, of which Harry Orfanos and Niko Lahanas, officers, directors and principal stockholders of the registrant, are Managing Partners.

(4) On May 9, 2007, the Magellan Global Fund, LP gifted 7,000,000 shares of common stock to Harry Orfanos, a director, for services he provided to Magellanin connection with start up of the company.

(5) On May 9, 2007, the Magellan Global Fund, LP issued 7,000,000 shares of common stock to Nicholas Lahanas, a director, for services he provided to Magellan in connection with start up of the company.

In addition, the Magellan Global Fund, LP gifted a total of 1,380,000 shares of common stock to various non-related third parties for services provided to Magellan in connection with start up of the company.

All of these securities were originally issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, were issued to related parties of the registrant and bear a restrictive legend. Since then and because the Registrant was unable to provide sufficient legal argument to the Securities and Exchange Commision concerning the acquisition and subsequent distribution of shares by Magellan, the Registrant requested that Magellan rescind all of the distributions made from it.  The Registrant is now relying on Regulation D as the exemption applicable to its acquisition of shares.

On April 14, 2009, Magellan Global Fund, LP entered into a Rescission Agreement with the Company agreeing  to rescind all shares given to the officer, directors and other service providers as gifts. All parties who were gifted shares have agreed to the rescission and have signed the Rescission Agreement.  Our current sole stockholder is Magellan Global Fund, LP.

Item 16.   Exhibits.

The following exhibits marked with an asterisk are included in our original Form S-1 registration statement, filed with the SEC on May 22, 2008 and which can be found in their entirety at www.sec.gov under our SEC File Number 333-151085:

Exhibit
Number                                     Description

*3.1                                           Articles of Incorporation
*3.2                                           Bylaws
*5                                              Opinion re: Legality
23.1                                           Consent of Independent Auditors
23.2                                           Consent of Counsel (See Exhibit 5)
*99                                            Subscription Agreement

Item 17.                      Undertakings.

The undersigned registrant hereby undertakes to:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act:

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

2.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

3.
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communication, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter)

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

4.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act ) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

5.
In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.	That for the purpose of determining any liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3)(ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x)(ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on August 20, 2009.

Crater Mountain Resources Inc., Registrant

By:           /s/ Roger Renken
____________________________________
Roger Renken, President, Secretary,
Treasurer, Chief Executive Officer,
Chief Financial Officer and
Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 20, 2009.

Crater Mountain Resources Inc., Registrant

                                                                                By:           /s/ Roger Renken
Roger Renken, President, Secretary,
Treasurer, Chief Executive Officer,
Chief Financial Officer and
Principal Accounting Officer and Director

By:          /s/  Nicholas Lahanas
Nicholas Lahanas, Director

By:          /s/  Harry Orfanos
Harry Orfanos, Director